Exhibit 21.1
SUBSIDIARIES OF CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(As of December 31, 2015)

Name of Subsidiary	Jurisdiction of Organization
Calumet Operating, LLC	Delaware
Calumet LP GP, LLC	Delaware
Calumet Lubricants Co., Limited Partnership	Indiana
Calumet Sales Company Incorporated	Delaware
Calumet Shreveport Lubricants & Waxes, LLC	Indiana
Calumet Shreveport Fuels, LLC	Indiana
Calumet San Antonio Refining, LLC	Delaware
Calumet Finance Corp.	Delaware
Calumet Penreco, LLC	Delaware
Calumet Superior, LLC	Delaware
Calumet Missouri, LLC	Delaware
Calumet Montana Refining, LLC	Delaware
Royal Purple, LLC	Delaware
Calumet Packaging, LLC	Delaware
Calumet North Dakota, LLC	Delaware
Bel-Ray Company, LLC	Delaware
Weld Corporation	New Jersey
Bel-Ray Company Pty Limited	Australia
Kurlin Company, LLC	Delaware
Calumet Mexico, LLC	Delaware
Calumet Specialty Oils de Mexico, S. de R.L. de C.V.	Mexico
ADF Holdings, LLC	Delaware
Anchor Drilling Fluids USA, LLC	Delaware
Anchor Oilfield Services, LLC	Delaware
Calumet Africa Pty Ltd.	South Africa